Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-260689) of Rhythm Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-263171) pertaining to the 2022 Employment Inducement Plan of Rhythm Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-263168) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-253709) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-236829) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-229642) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(7)	Registration Statement (Form S-8 No. 333-223647) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc., and

(8)	Registration Statement (Form S-8 No. 333-220925) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.;

of our report dated March 1, 2023, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Rhythm Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2023